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                                                                    EXHIBIT 6(c)

                                AMENDMENT NO. 1

                         MASTER DISTRIBUTION AGREEMENT


     The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Co., a Maryland corporation, and Fund Management Company, a Texas corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

Prime Portfolio

      Institutional Class
      Personal Investment Class
      Private Investment Class
      Cash Management Class
      Resource Class

Liquid Assets Portfolio"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 19, 1995

                                                 SHORT-TERM INVESTMENTS CO.


Attest:  /s/ Nancy L. Martin                     By: /s/ Robert H. Graham
         -----------------------------               ---------------------------
             Assistant Secretary                         President

(SEAL)

                                                 FUND MANAGEMENT COMPANY



Attest:  /s/ Nancy L. Martin                     By: /s/ J. Abbott Sprague
         -----------------------------               ---------------------------
             Assistant Secretary                         President

(SEAL)